AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2002
                                                         REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                       WEST METRO FINANCIAL SERVICES, INC.
                 (Name of Small Business Issuer in its Charter)

          GEORGIA                            6021                58-2643181
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                 361 MEMORIAL DRIVE WEST, DALLAS, GEORGIA 30132
                                 (770) 505-5107
         (Address, and telephone number of principal executive offices)

       INTERSECTION OF MACLAND ROAD AND HIGHWAY 120, DALLAS, GEORGIA 30157 (Address of principal place of business or intended principal place of business)

                                J. MICHAEL WOMBLE
                       WEST METRO FINANCIAL SERVICES, INC.
                             361 MEMORIAL DRIVE WEST
                              DALLAS, GEORGIA 30132
                                 (770) 505-5107
           (Name, address, and telephone number of agent for service)

                           ---------------------------

                                   COPIES TO:
                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA  30303
                                 (404) 572-6600

     Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement has become effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-67494
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                                     CALCULATION OF REGISTRATION FEE
==================================================================================================================
TITLE OF EACH CLASS OF         AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED   OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE   REGISTRATION FEE
-----------------------------  ------------  ------------------------  -------------------------  -----------------
Common Stock, $1.00 par value       200,000  $                  10.00  $               2,000,000  $             184
-----------------------------  ------------  ------------------------  -------------------------  -----------------

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, REGISTRATION NO. 333-67494

West Metro Financial Services, Inc. hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration Statement on Form SB-2 (Registration No. 333-67494), as amended, declared effective on October 5, 2001 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by West Metro Financial with the Commission and incorporated or deemed to be incorporated by reference therein, if any.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, State of Georgia, on January 28, 2002.

                                     WEST METRO FINANCIAL SERVICES, INC.


                                     By:  /s/  J. Michael Womble
                                          ----------------------
                                          J. Michael Womble
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints J. Michael Womble and William A. Carruth, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          SIGNATURE           TITLE                               DATE
          ---------           -----                               ----

                              President, Chief Executive
                              Officer and Chairman of the    January 28, 2002
/s/ J. Michael Womble         Board of Directors*
----------------------------
J. Michael Womble


/s/ Johnny L. Blankenship     Director                       January 28, 2002
----------------------------
Johnny L. Blankenship


                              Vice Chairman of the Board of
/s/ William A. Carruth, Jr.   Directors                      January 28, 2002
----------------------------
William A. Carruth, Jr.


/s/ Harold T. Echols          Director                       January 28, 2002
----------------------------
Harold T. Echols

          SIGNATURE           TITLE                               DATE
          ---------           -----                               ----

/s/ G. Wayne Kirby            Director                       January 28, 2002
----------------------------
G. Wayne Kirby


/s/ Claude K. Rainwater, Jr.  Director                       January 28, 2002
----------------------------
Claude K. Rainwater, Jr.


/s/ James C. Scott, Jr.       Director                       January 28, 2002
----------------------------
James C. Scott, Jr.


*  Principal executive, financial and accounting officer.